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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement on Form S-2 (No. 333-48176) and related Prospectus of Affinity Technology Group, Inc. for the registration of 6,340,426 shares of its common stock and to the incorporation by reference therein of our report dated March 29, 2000, with respect to the consolidated financial statements and schedule of Affinity Technology Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



         /s/Ernst & Young LLP
         -------------------------------------
         Greenville, South Carolina
         February 9, 2001